Exhibit 23

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Steel Excel Inc.
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-137397, 333-119271 and 333-118090) of Steel Excel, Inc. (the “Company”) of our reports dated March 12, 2014, relating to the consolidated financial statements and the financial statement schedule and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
New York, New York
March 12, 2014